Exhibit 99.6

SUBLEASE

This Sublease (this “Sublease”) is made and entered into as of April 16, 2007, between WELLS REAL ESTATE FUNDS, INC., a Georgia corporation (“Sublandlord”), whose address is 6200 The Corners Parkway, Norcross, Georgia 30092-3365, and WRT ACQUISITION COMPANY, LLC, a Georgia limited liability company (“Subtenant”), whose address is 6200 The Corners Parkway, Norcross, Georgia 30092-3365, with reference to the following facts and circumstances:

WHEREAS, Wells REF-6200 The Corners Parkway Owner, LLC, a Delaware limited liability company (the “Master Landlord”), as landlord, and Sublandlord, as tenant, entered into that certain Lease Agreement dated December 13, 2005 (the “Master Lease”), a copy of which is attached hereto as Exhibit A and incorporated herein;

WHEREAS, under the Master Lease, Sublandlord leases approximately 138,044 rentable square feet of space (the “Premises”) located in the office building (the “Building”) located at 6200 The Corners Parkway, Norcross, Georgia 30092;

WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 13,000 rentable square feet of space located on the fifth (5th) floor of the Building (the “Floor”) and being more particularly described in Exhibit B attached hereto and incorporated herein (the “Subleased Premises”);

WHEREAS, Subtenant desires to lease from Sublandlord certain furniture, fixtures and equipment owned by Sublandlord and more particularly described on Exhibit C attached hereto and incorporated herein (the “FF&E”);

WHEREAS, Sublandlord has agreed to sublease the Subleased Premises to Subtenant and lease the FF&E to Subtenant on the terms, covenants and conditions stated in this Sublease; and

WHEREAS, capitalized terms used in this Sublease and not defined herein shall have the meanings assigned thereto in the Master Lease.

NOW, THEREFORE, in consideration of the demise of the Subleased Premises and the rents, covenants and conditions herein set forth, Sublandlord and Subtenant covenant and agree as follows:

Section 1. Subleased Premises.

(a) Granting Clause. Sublandlord hereby grants, demises and leases the Subleased Premises to Subtenant, and Subtenant hereby leases the Subleased Premises from Sublandlord under the terms and conditions set forth herein. The Subleased Premises includes 13,000 usable square feet of space. The Rent payable by Subtenant pursuant to Paragraph 6 of this Sublease shall be calculated based upon the usable square feet within the Subleased Premises.

(b) Sublandlord’s Work.

(i) Description of Sublandlord’s Work. Sublandlord represents and warrants that it constructed and installed within the Subleased Premises the leasehold improvements described on Exhibit D attached hereto and made a part hereof by this reference (collectively, “Sublandlord’s Work”) in accordance with the terms and conditions of this Section 1(b) at its sole cost and expense prior to the Commencement Date (as defined in Section 3 below). Sublandlord represents and warrants that Sublandlord’s Work has been performed by Sublandlord in a good and workmanlike manner substantially in accordance with the agreed upon plans and specifications set forth on Exhibit D, and all Laws.

(ii) Approvals. Sublandlord represents and warrants that, as part of Sublandlord’s Work, it applied for and obtained, any and all permits, licenses, certificates, and approvals that were necessary to perform Sublandlord’s Work, including without limitation, any variances, use permits, building permits, and any other permits or approvals necessary to perform Sublandlord’s Work (collectively, the “Approvals”). Sublandlord represents and warrants that it also obtained the Master Landlord’s consent to and approval of Sublandlord’s Work.

(iii) Delivery of Subleased Premises. Sublandlord will deliver the Subleased Premises to Subtenant with Sublandlord’s Work Substantially Completed (as defined below), in a clean, “broom clean” condition, on the Commencement Date. In the event that Sublandlord has not delivered the Subleased Premises to Subtenant in accordance with this Section 1(b) on the Commencement Date, Subtenant may upon fifteen (15) days’ notice to Sublandlord, but shall not be obligated to, complete Sublandlord’s Work, and, upon completion of such work, Subtenant may deduct from the Rent the cost for completing such work. For all purposes under this Sublease, Sublandlord’s Work shall be considered “Substantially Completed” on the date on which Sublandlord certifies in good faith, in writing, that Sublandlord’s Work has been substantially completed (subject to minor punchlist items that do not affect the use or occupancy of the Subleased Premises, which punchlist items must be completed by Sublandlord on or before thirty (30) days after the Commencement Date) in accordance with the plans and specifications set forth on Exhibit D and all Approvals have been obtained.

(iv) Warranty. Sublandlord warrants to Subtenant that all materials and equipment furnished in connection with the performance of Sublandlord’s Work are of good quality, that all of Sublandlord’s Work is free from material faults and defects, and that all materials and Sublandlord’s Work are in conformance with Exhibit D. Any Sublandlord’s Work not substantially conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective by Subtenant. Sublandlord’s warranty under this Section 1(b)(iv) shall remain in effect for one (1) year after the Commencement Date.

(v) Correction of Sublandlord’s Work. Without waiving any right Subtenant has pursuant to Section 1(b)(iii) above, if Subtenant discovers, from time to time or at any time, that any of Sublandlord’s Work does not comply with the requirements of this Sublease and provides notice thereof to Sublandlord prior to the first (1st) anniversary of the Commencement Date, Sublandlord shall, on or before fifteen (15) days after Subtenant’s notice, at Sublandlord’s sole cost and expense, take all steps necessary to promptly and completely correct Sublandlord’s Work in conformance with the requirements of this Sublease. If corrective action is not completed within such fifteen (15) day period, Subtenant may, but shall not be obligated to, take all actions necessary to correct the defective Sublandlord’s Work, and Subtenant may deduct from the Rent all reasonable out-of-pocket amounts expended by Subtenant for such corrective action. Sublandlord further agrees to repair at its sole cost and expense any other Sublandlord’s Work on the Subleased Premises and any portion of the then-existing Subleased Premises which Sublandlord may affect, disturb or damage in making the repair required hereby.

Section 2. FF&E. Sublandlord hereby leases the FF&E to Subtenant, and Subtenant hereby leases the FF&E from Sublandlord under the terms and conditions set forth herein. Subtenant acknowledges that it is familiar with the condition of the FF&E and covenants and agrees to accept the FF&E in their condition and state of repair as of the date of delivery of possession thereof by Sublandlord to Subtenant in an “as-is” condition. Upon the expiration or termination of this Sublease, Subtenant shall surrender the FF&E to Sublandlord as provided in Section 31 hereof.

Section 3. Term. The term of this Sublease (the “Initial Sublease Term”) shall commence on April 16, 2007 (the “Commencement Date”), and unless sooner terminated as provided in this Sublease or in the Master Lease, shall expire on the second (2nd) anniversary of the Commencement Date.

Section 4. Renewal Option. Subtenant shall have two (2) options to extend the Initial Sublease Term for an additional two (2) years each by providing Sublandlord with at least one hundred eighty (180) days’ written notice prior to the end of the Initial Sublease Term or the first extension term, as applicable (the Initial Sublease Term, as it may be extended as provided in this Section 4, is herein referred to as the “Term”).

Section 5. Termination Right. Subtenant shall have the right to terminate this Sublease at any time during the Term upon delivery of written notice to Sublandlord at least one hundred eighty (180) days prior to such termination. If Subtenant elects to terminate the Sublease pursuant to this Section 5, then on the effective date of such termination, Subtenant shall pay to Sublandlord a termination fee equal to fifty percent (50%) of the Rent payable by Subtenant pursuant to this Sublease for the balance of the Term.

Section 6. Rent. Commencing on the Commencement Date, Subtenant shall pay to Sublandlord rent (the “Rent”) for the Subleased Premises and the FF&E as set forth on Exhibit E attached hereto and incorporated herein. The Rent is a gross rent, constitutes the entirety of the rent due from Subtenant to Sublandlord pursuant to this Sublease (except for any amounts otherwise specifically required to be paid by Subtenant to Sublandlord pursuant to Section 7, 13(a), 13(b), 13(h), 18, 24(c) or 31 of this Sublease), and Subtenant has no responsibility for paying any Additional Rent under the Master Lease or for making any payment or contribution relating to Operating Expenses or Taxes as referenced in the Master Lease.

Section 7. Rent Payments. Subtenant shall pay to Sublandlord in lawful money of the United States of America, in advance without notice, demand, offset or deduction, except as otherwise expressly set forth herein, the monthly installments of Rent due hereunder on or before the first day of each calendar month from and after the Commencement Date. Payments of Rent for any fractional calendar month (if any) shall be prorated based on a thirty (30) day month. All payments required to be made by Subtenant to Sublandlord hereunder shall be payable at the address set forth below, or at such other address as Sublandlord may specify from time to time by written notice delivered in accordance herewith:

Wells Real Estate Funds, Inc.
6200 The Corners Parkway
Norcross, Georgia 30092-3365
Attention: Chief Financial Officer

If any Rent or other sum due from Subtenant is not received on or before its due date, then Subtenant shall pay to Sublandlord within three (3) Business Days after receipt of Sublandlord’s written demand therefor a late charge (which shall constitute liquidated damages) in an amount equal to Five Hundred and No/100 Dollars ($500.00). Additionally, all Rent under this Sublease shall bear interest from the date due until paid at the greater of (a) twelve percent (12%) per annum simple interest or (b) the published “prime rate” of SunTrust Bank, N.A., or such other bank in Atlanta, Georgia as is selected by Sublandlord if SunTrust Bank, N.A. no longer publishes a “prime rate”, plus four percent (4%), not to exceed eighteen percent (18%) per annum simple interest (the “Default Rate”), such interest being in addition to and cumulative of any other rights and remedies which Sublandlord may have with regard to the failure of Subtenant to make any such payments under this Sublease. Notwithstanding the foregoing, with respect to the first two (2) late payments in any twelve (12) month period, no such interest and late charge shall be due if Subtenant pays the past due amount within ten (10) days of the due date thereof. Any further late payments during such twelve (12) month period shall incur the interest and late charges described above without any further grace periods unless otherwise set forth in this Sublease.

Section 8. Use. Subtenant shall continuously occupy, operate and use the Subleased Premises only for the Permitted Uses defined in the Master Lease during normal business hours of the Building, subject to and in compliance with the provisions of the Master Lease (including, without limitation, Paragraph 4 of the Master Lease) and this Sublease, and for no other purpose. During the Term, Subtenant shall have the right to use the Common Areas in common with others and in accordance with this Sublease, the Master Lease and the Rules and Regulations. Subtenant’s use of the Building, the Common Areas and the Subleased Premises shall at all times comply with the Rules and Regulations attached to the Master Lease as Exhibit “F”, as such Rules and Regulations may be amended from time to time by the Master Landlord.

Section 9. Expansion Right. Provided that all or any portion of the remainder of Floor is vacant and not subject to any sublease entered into in accordance with the provisions hereof, in the event, from time to time, that Subtenant desires to sublease all or any portion of the remainder of the Floor, Subtenant shall so notify Sublandlord in writing (the “Expansion Notice”) specifying the space contiguous to the Subleased Premises that it wishes to occupy (the “Expansion Space”). The location and size of the Expansion Space shall be subject to the approval of the Sublandlord, which approval shall not be unreasonably withheld or delayed; provided, however, that if required by the terms of the Loan Agreement between the Master Landlord and Mortgage Lender or the Mezzanine Loan Agreement between the Master Landlord and Mezzanine Lender, Sublandlord’s approval of the Expansion Space shall be subject to the approval of Mortgage Lender or Mezzanine Lender (as applicable). Sublandlord shall use its reasonable best efforts to obtain the approval of Mortgage Lender or Mezzanine Lender (as applicable). If Sublandlord’s approval of the Expansion Space is not subject to the approval of Mortgage Lender or Mezzanine Lender, then Sublandlord shall grant its approval of the Expansion Space on or before the date that is five (5)

Business Days after Sublandlord’s receipt of the Expansion Notice. If Sublandlord’s approval is subject to the approval of Mortgage Lender or Mezzanine Lender, then Sublandlord shall grant its approval (or provide notice of disapproval) of the Expansion Space on or before the date that is five (5) Business Days after Sublandlord’s receipt of such approval (or disapproval) from Mortgage Lender or Mezzanine Lender (as applicable). On or before thirty (30) days after the date on which Subtenant receives Sublandlord’s approval of the Expansion Space, Sublandlord shall prepare, and Subtenant and Sublandlord shall execute and deliver to one another, an amendment to this Sublease reasonably satisfactory to both parties, increasing the size of the Subleased Premises by the Expansion Space, to be effective upon execution by both parties. The Expansion Space will be included in the Subleased Premises, at the same per square foot rate for Rent as is then applicable to the Subleased Premises and upon the same terms and conditions as this Sublease. Sublandlord shall not be obligated to construct any improvements in the Expansion Space or otherwise perform any work to prepare the Expansion Space for Subtenant’s occupancy unless otherwise agreed upon by the parties, except that Sublandlord shall, at its sole cost and expense, remove any demising walls between the Subleased Premises and the Expansion Space and, if requested by Subtenant in the Expansion Notice, construct any demising wall necessary to separate the Subleased Premises (including the Expansion Space) from any remaining space on the Floor in accordance with Sections 10(d) and 10(e) below.

Section 10. Adjacent Space and Right of First Refusal.

(a) Status of Floor as of Commencement Date. The parties acknowledge that the Subleased Premises constitute only a portion of the Floor and the remainder of the Floor is currently vacant and not subject to a sublease entered into in accordance with the provisions hereof. As of the Commencement Date, there will be no demising walls or other features that physically separate the Subleased Premises from the remainder of the Floor.

(b) Demising Work. In the event that Sublandlord, its successors, assigns or any other third party is to (i) make any alteration or perform any construction or cosmetic work to the remainder of the Floor; or (ii) occupy all or a portion of the remainder of the Floor pursuant to the Master Lease, a sublease or otherwise, Sublandlord, at its sole cost and expense, shall be obligated to physically separate the Subleased Premises from the remainder of the Floor in accordance with this Section 10 (collectively, the “Demising Work”), including applying for and obtaining all Approvals, complying with all Laws and, if necessary, obtaining the Master Landlord’s consent to and approval of the Demising Work.

(c) Demising Work Notice and Right of First Refusal.

(i) Sublandlord must notify Subtenant (the “Demising Work Notice”) of any impending occupancy or alterations at least sixty (60) days prior to the proposed occupation or alteration date (the “Proposed Occupation Date”) and must describe the area to be occupied (the “Occupation Space”) or the alterations to be made as well as the identity of the person or entity proposed to occupy such space (the “Proposed Occupant”) in the Demising Work Notice. Subtenant shall have the right, but not the obligation, for a period of ten (10) days following receipt of the Demising Work Notice, to elect to include all of the Occupation Space within the Subleased Premises at the same per square foot rate for Rent as is then applicable to the Subleased Premises and upon the same terms and conditions as this Sublease except that Sublandlord shall not be obligated to construct any improvements in the Occupation Space or otherwise perform any work to prepare the Occupation Space for Subtenant’s occupancy unless otherwise agreed upon by the parties.

(ii) If Subtenant desires to sublease the Occupation Space, then Subtenant shall deliver to Sublandlord written notice of its intent to sublease the Occupation Space within the ten (10) day period described above (the “Subtenant’s Acceptance”). If Subtenant does not deliver the Subtenant’s Acceptance within said period, then Subtenant shall be deemed not to have elected to sublease the Occupation Space. If the Occupation Space is not occupied by the Proposed Occupant on or before ninety (90) days after the Proposed Occupation Date or if the Occupation Space is later vacated and not subject to a sublease, Subtenant shall again have the right of first refusal provided in this Section 10(c). If Subtenant delivers the Subtenant’s Acceptance to Sublandlord within the applicable time period set forth above, then, on or before thirty (30) days after the date of Subtenant’s Acceptance, Sublandlord shall prepare, and Subtenant and Sublandlord shall execute and deliver to one another, an amendment to this Sublease reasonably satisfactory to both parties, increasing the size of the Subleased Premises by the Occupation Space, to be effective upon execution by both parties.

(d) Approval of Draft Plans and Demising Plans. Provided Subtenant does not deliver Subtenant’s Acceptance within the applicable timeframe, on or before twenty (20) days after the date of the Demising Work Notice, Sublandlord shall cause draft plans and specifications for the Demising Work (“Draft Plans “) to be prepared, and shall submit the same to Subtenant for its approval (which approval shall not be unreasonably withheld or delayed), which plans must include demising walls, finish level specifications, HVAC and electrical/lighting modifications to assure there is no diminution of HVAC or lighting/electrical service to the Subleased Premises, and must show Subtenant’s means of access to the elevators, bathrooms and other common facilities of the floor. If, as a result of the requirement to construct demising walls, any corridors are required due to governmental requirements or to insure a separate Subleased Premises from the remainder of the Floor, the Draft Plans shall show such corridors and insure that the Subleased Premises continue to contain the same usable and rentable square footage as provided in this Sublease and on the same basis of computation. Subtenant agrees that it will approve, or state its reasons for disapproval of, the Draft Plans in writing on or before ten (10) days after its receipt of same from Sublandlord. Sublandlord will revise the Draft Plans in accordance with Subtenant’s reasons for disapproval and re-submit them for Subtenant’s approval on or before ten (10) days after receipt of the disapproval notice. Subtenant will either approve or state any reasons for disapproval of the revised Draft Plans on or before five (5) days after its receipt of the revised Draft Plans. The process shall continue as provided above with the same time limitations of approval and revisions until final approval of the Draft Plans by Subtenant. The final, approved Draft Plans will be referred to as the “Demising Plans”. Sublandlord shall use reasonable best efforts to cause the Master Landlord to approve the Demising Plans.

(e) Performance of Demising Work. Sublandlord will perform all Demising Work in a good, workmanlike manner, in accordance with the Demising Plans and all applicable Laws. The Demising Work will be deemed completed on the date that Subtenant’s architect certifies in good faith, in writing, that the Demising Work has been completed substantially in accordance with the Demising Plans. The party that is to occupy the remainder of the Floor, or portion thereof, may not occupy any part of the Floor until the Demising Work is substantially completed. If there is a breach of this provision by Sublandlord, Subtenant may, but it not required to, seek injunctive relief to prevent occupancy of any portion of the Floor in violation hereof, the parties recognizing the unique nature of the requirement for demising walls and access to common facilities which is not compensable by money damages, such damages being too difficult to ascertain.

Section 11. Master Lease. Sublandlord and Subtenant acknowledge and agree that this Sublease is a sublease and is subject and subordinate to the Master Lease. Sublandlord and Subtenant agree as follows with respect to the Master Lease:

(a) Attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease (with certain economic provisions not applicable to Subtenant or this Sublease deleted), and Subtenant represents that it has reviewed the Master Lease and is thoroughly familiar with the terms and conditions of the Master Lease.

(b) Subtenant shall comply with all of the terms and conditions of the Master Lease applicable to the Subleased Premises and shall perform all of the obligations of Sublandlord under the Master Lease applicable to the Subleased Premises first arising from and after the Commencement Date, provided that Subtenant shall not be required to pay the “Base Rent” or any “Additional Rent” payable by Sublandlord to the Master Landlord under the Master Lease.

(c) Subtenant shall not do anything which would constitute a default under the Master Lease or omit to do anything which Subtenant is obligated to do under the terms of this Sublease which would constitute a default under the Master Lease.

(d) Except as specifically provided in this Sublease, Subtenant shall not be granted or have the right to exercise any of the rights, remedies or elections granted to Sublandlord under the Master Lease. Specifically, without limitation, Subtenant shall not have the right to exercise any of the following rights nor shall the rights and provisions set forth in the following sections of the Master Lease be applicable to this Sublease: (i) subject to Subtenant’s rights pursuant to Section 8 above, any of the provisions of Paragraph 2 of the Master Lease; (ii) any of the provisions of Paragraph 3 of the Master Lease; (iii) the right to engage a janitorial service pursuant to Paragraph 5(k) of the Master Lease; (iv) except with respect to the break room currently located in the Subleased Premises, any of the provisions of Paragraph 7(g) of the Master Lease; (v) any of the provisions of

Paragraph 10 of the Master Lease; (vi) any of the termination rights in the event of a condemnation described in Paragraph 11(a) of the Master Lease; (vii) any of the termination rights in the event of a casualty as described in Paragraph 13 of the Master Lease; (viii) subject to Subtenant’s rights pursuant to Section 12 below, any of the provisions of Paragraph 27 of the Master Lease; (ix) any of the provisions of Paragraph 28 of the Master Lease; (x) any of the rights of first offer as described in Paragraph 30 of the Master Lease; or (xi) any of the renewal options described in Paragraph 32 of the Master Lease.

(e) Subtenant shall not take any action or give any notice under the Master Lease without the prior written consent of Sublandlord.

(f) Sublandlord shall have no liability to Subtenant for any defaults of the Master Landlord under the Master Lease so long as Sublandlord is enforcing the provisions of the Master Lease and Sublandlord complies with its obligations under this Sublease.

(g) Sublandlord agrees to comply with all of the obligations of Sublandlord as “Tenant” under the Master Lease. Sublandlord shall cause the Master Landlord to comply with all of the obligations of the Master Landlord under the Master Lease which will or may affect any of Subtenant’s rights under this Sublease. Sublandlord shall not terminate the Master Lease or mutually agree with the Master Landlord to rescind the Master Lease, except as permitted in Sections 28 and 29 of this Sublease. Sublandlord shall not amend or modify any of the terms of the Master Lease if such amendment or modification affects any of Subtenant’s rights hereunder, increases any of Subtenant’s obligations hereunder or reduces any of Master Landlord’s obligations under the Master Lease applicable under this Sublease. Subtenant will not have any claim against Sublandlord based on the Master Landlord’s failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublandlord’s (i) act or failure to act or (ii) failure to enforce the provisions of the Master Lease.

(h) As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control.

Section 12. Parking. Pursuant to Paragraph 27 of the Master Lease, Sublandlord has the non-exclusive right to use in common with other occupants of the Building parking spaces in the exterior surface parking facility at a ratio of four (4) cars per one thousand (1,000) usable square feet of the Premises (“Sublandlord’s Parking Spaces”). Subtenant shall have the non-exclusive right to use, in common with Sublandlord and the other occupants of the Building, its pro rata share (based on usable square feet) of Sublandlord’s Parking Spaces based on a ratio of four (4) cars per one thousand (1,000) usable square feet of the Subleased Premises. Subtenant’s use of its share of Sublandlord’s Parking Spaces shall be subject to the terms of the Master Lease and the Rules and Regulations propounded by the Master Landlord. Subtenant shall use such parking spaces on a non-reserved, “first-come, first-served” basis throughout the Term and such use shall include the non-exclusive right to use the handicapped/disabled accessible parking spaces included in the Building parking spaces. In the event Sublandlord is offered reserved spaces during the Term of this Sublease, Subtenant shall have the right, but not the obligation, to use (and pay any fees charged for such space) a proportionate amount of such spaces based on the ratio of the rentable square footage of the Subleased Premises to the rentable square footage of the Premises.

Section 13. Services and Utilities.

(a) Heating and Air Conditioning. Paragraph 5(a) of the Master Lease requires the Master Landlord to provide seasonal air conditioning and heating to the Subleased Premises pursuant to a schedule as provided in such section. Sublandlord shall cause the Master Landlord to provide such services to the Subleased Premises as provided in Paragraph 5(a) of the Master Lease. Should Subtenant desire either heating or air conditioning at times when such services are not furnished by the Master Landlord pursuant to the Master Lease, Subtenant shall give Sublandlord at least forty-eight (48) hours’ prior notice and Sublandlord shall request within the time required in Paragraph 5(a) to do so, that the Master Landlord furnish such additional heating or air conditioning; provided, however, Subtenant shall be required to pay to Sublandlord any charges incurred by Sublandlord pursuant to the Master Lease as a result of such additional services; provided, however, if Sublandlord requests any additional heating or air conditioning at the same time as Subtenant, the cost per hour or portion thereof shall be the average cost per hour charged by Master Landlord.

(b) Janitorial Services. Paragraph 5(b) of the Master Lease requires the Master Landlord to provide janitorial services to the Premises pursuant to the schedule provided in said Paragraph 5(b). Sublandlord has the option pursuant to Paragraph 5(k) of the Master Lease to engage its own janitorial service provider directly and pay for such janitorial services. If the Master Landlord is providing janitorial services to the Premises pursuant to Paragraph 5(b) of the Master Lease, then Sublandlord shall cause the Master Landlord to provide such services to the Subleased Premises. If Sublandlord has engaged its own janitorial service provider for the Premises, then Sublandlord shall cause such janitorial service provider to provide janitorial services to the Subleased Premises throughout the Term to at least the standard specified in the Master Lease. Notwithstanding anything in this Sublease or the applicable provisions of the Master Lease to the contrary, Subtenant shall not provide any janitorial services without the prior written consent of Sublandlord or the Master Landlord (to the extent required under the Master Lease) and then subject only to supervision by Sublandlord and the Master Landlord and by a janitorial contractor or employees satisfactory to Sublandlord and the Master Landlord. Any such services provided by Subtenant shall be at Subtenant’s sole risk, cost and responsibility. Subtenant shall pay the cost of removing any of Subtenant’s refuse and rubbish from the Subleased Premises and the Building to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish accumulated in the use of such Subleased Premises as offices, as described in the Master Landlord’s cleaning contract or recommended by the Master Landlord’s cleaning contractor. Bills rendered by the Master Landlord or Sublandlord shall be paid within ten (10) days after demand.

(c) Electrical Services. Paragraph 5(c) of the Master Lease requires the Master Landlord to provide electric current for Building standard tenant lighting and small business machinery from electric circuits designated by the Master Landlord. Such circuits shall be fed into one or more of the existing electrical panels in the electrical closets located on the same floor as the Subleased Premises. Sublandlord shall cause the Master Landlord to provide such services to the Subleased Premises as provided in Paragraph 5(c) of the Master Lease. Subtenant’s usage of the panels within the Subleased Premises shall not exceed Subtenant’s pro rata share (based on rentable square footage) of the panels’ capacity. Subtenant agrees that at no time will the connected electrical load in the Subleased Premises exceed in the aggregate five (5) watts per rentable square foot of the Subleased Premises, including two (2) watts per rentable square foot of the Subleased Premises of power delivered for lights and other electrically powered equipment in the ceiling of the Subleased Premises and three (3) watts per rentable square foot of the Subleased Premises for duplex receptacles, floor outlets and other electrical power connections in the Subleased Premises. Sublandlord warrants and represents that its current use, occupancy and operation of the Premises complies with the two previous sentences and, provided that Subtenant’s use, occupancy and operation of the Subleased Premises is a Permitted Use and is consistent with Sublandlord’s current use, occupancy and operation of the Premises, Subtenant will be in compliance with the two previous sentences. Subtenant shall not use any electrical equipment which, in Sublandlord’s reasonable opinion, will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Subtenant will not, without Sublandlord’s prior written consent in each instance, connect any items such as non-Building standard tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors and personal computers), auxiliary air conditioners and other computer-related equipment to the Building’s electrical system or make any alteration or addition to the system.

(d) Common Areas. Paragraph 5(d) of the Master Lease requires the Master Landlord to maintain the Common Areas. Sublandlord shall cause the Master Landlord to perform such maintenance as provided in Paragraph 5(d) of the Master Lease.

(e) Water. Paragraph 5(e) of the Master Lease requires the Master Landlord to furnish hot and cold water for ordinary drinking, cleaning and lavatory purposes. Sublandlord shall cause the Master Landlord to provide such services to the Subleased Premises as provided in Paragraph 5(e) of the Master Lease. If Subtenant requires, uses or consumes water for other purposes and Subtenant obtains the prior written consent of Sublandlord, Subtenant agrees to install and pay for the cost and maintenance of a meter or other means to measure Subtenant’s water consumption.

(f) Elevator Service. Paragraph 5(g) of the Master Lease requires the Master Landlord to provide elevator service to the Premises during Business Hours and on call at all other times. Sublandlord shall cause the Master Landlord to provide such services to the Subleased Premises as provided in Paragraph 5(g) of the Master Lease.

(g) Access. Subject to the provisions of this Sublease and applicable provisions of the Master Lease, Subtenant shall have access to the Subleased Premises twenty-four (24) hours per day, seven (7) days per week, 365 days per year.

(h) Security System. Subtenant acknowledges that the Building has a “Keri card-key” security system for controlled entry into the Building after Business Hours. Subtenant has the option of selecting the employees it chooses to grant twenty-four (24) hours a day, seven (7) days a week access to the Subleased Premises by notifying Sublandlord in writing of the names of such persons and requesting the issuance or reprogramming of card-keys so as to provide such access. Any new and/or re-programmed card-keys shall be provided at Subtenant’s cost and expense at the standard rates then charged by the Master Landlord for the same to other tenants. Notwithstanding anything in this Sublease or the Master Lease to the contrary, Subtenant shall have no right to (i) request that Sublandlord or the Master Landlord engage a uniformed security guard dedicated to providing security services to Building 6200 or the parking and common areas serving Building 6200, (ii) participate in the selection and interviewing of any such security firm and/or individual guard engaged by Sublandlord or the Master Landlord, or (iii) approve the terms of any Security Contract covering the Building 6200.

Section 14. Signage.

(a) Exterior Signage. Notwithstanding anything to the contrary in Paragraph 24 of the Master Lease or Section 3 of Exhibit “F” (Rules and Regulations) of the Master Lease, Sublandlord agrees that Subtenant shall have the non-exclusive right, but not the obligation, to place, maintain, insure, repair and replace signs bearing Subtenant’s name or trade-name (either or both of which may change from time to time) in locations outside of the Building, including, but not limited to, on a pylon or monument-style sign at the primary Building entrance (collectively, “Subtenant’s Exterior Signage”) of the type and at the locations described on Exhibit F. Sublandlord shall use its reasonable best efforts to obtain the approval of the Mortgage Lender and the Mezzanine Lender (if applicable). The location, design, colors and manner or method of attachment and lighting of Subtenant’s Exterior Signage shall be subject to Sublandlord’s reasonable review and approval. Subtenant’s Exterior Signage shall be subject to any and all applicable laws, rules, regulations, ordinances, requirements, permits and filing fees, all of which shall, as applicable, be kept, observed and performed by Subtenant. Upon the expiration or earlier termination of the Term, Subtenant shall, at its sole cost and expense, cause all of Subtenant’s Exterior Signage to be removed and Subtenant shall repair and restore any and all damage caused by or resulting from the removal of Subtenant’s Exterior Signage after taking into account reasonable wear and tear and damage by casualty. Sublandlord agrees not to take any action or install any signage on the Building or the land surrounding it owned by the Master Landlord which could or would affect Subtenant’s Exterior Signage.

(b) Lobby Directory. Subtenant will be identified in the Building’s existing lobby directory as the occupant of the Subleased Premises and will have the same lobby signage rights as other tenants of the Building.

Section 15. Satellite System. Subtenant shall not have any right to use Sublandlord’s satellite receiving system located on or about the Building without Sublandlord’s prior written consent, which consent may be granted or withheld in Sublandlord’s sole discretion. Subtenant shall have no rights under Paragraph 28 of the Master Lease.

Section 16. Repairs.

(a) From and after the Commencement Date and except as otherwise provided in Paragraph 6 of the Master Lease, Subtenant shall, at its own cost and expense, maintain and keep in good repair all portions of the Subleased Premises pursuant to Paragraph 6 of the Master Lease. Subtenant shall be responsible for any maintenance and repairs required of Sublandlord pursuant to the Master Lease with respect to the Subleased Premises first occurring from and after the Commencement Date. Sublandlord shall not be responsible for any repairs or maintenance to the Subleased Premises unless such arose prior to the Commencement Date, and Sublandlord shall cause the Master Landlord to perform the maintenance and repairs required of the Master Landlord pursuant to Paragraph 6 of the Master Lease.

(b) If Sublandlord is entitled to any abatement of rent with respect to the Subleased Premises as a result of repairs made by the Master Landlord under Paragraph 6 of the Master Lease, Subtenant shall be likewise entitled to an abatement of Rent with respect to the Subleased Premises on the same terms as the abatement of rent under the Master Lease.

Section 17. Alterations. Subtenant shall not make any alterations, improvements or installations in or to the Subleased Premises without obtaining the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed, and the prior written consent of the Master Landlord to the extent required pursuant to the Master Lease. All alterations, additions or improvements shall be constructed or installed in accordance with the provisions of Paragraph 7 of the Master Lease. Notwithstanding anything to the contrary contained in this Section 17, Subtenant will have the right, without first obtaining Sublandlord’s prior written consent, but only after delivery of written notice to Sublandlord and only to the extent permitted under the Master Lease, to make Cosmetic Changes in accordance with Paragraph 7(d) of the Master Lease and will have the right to make those alterations, improvements and installations permitted under Paragraphs 7(e) and (f) of the Master Lease.

Section 18. Liens. Subtenant shall keep the Subleased Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Subtenant. Subtenant shall comply with the provisions of Paragraph 22 of the Master Lease regarding the imposition of any such liens upon the Subleased Premises or the Building as a result of the actions of Subtenant or the agents, employees or contractors of Subtenant. In the event that Subtenant shall not, within twenty (20) days following the imposition of such lien, cause the same to be released of record by payment or posting of a proper bond, Sublandlord shall have, in addition to all other remedies provided herein or by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien, with all such sums paid by Sublandlord and all expenses incurred by Sublandlord in connection therewith to be considered Rent which shall be payable to Sublandlord by Subtenant on demand and with interest at the Default Rate.

Section 19. Default. Each of the following events shall be deemed an “Event of Default” by Subtenant under this Sublease:

(a) Subtenant’s failure to pay the Rent or any other sum due hereunder when due if such non-payment continues for ten (10) days after written notice from Sublandlord to Subtenant of such failure (provided, however, that Sublandlord shall only be obligated to provide Subtenant with a notice under this Section 19(a) two (2) times in any period of twelve (12) consecutive months with respect to any regularly scheduled Rent or other required scheduled monetary obligation hereunder), or Subtenant’s default in the prompt and full performance of any other provision of this Sublease and Subtenant does not cure the default within thirty (30) days after written demand by Sublandlord that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith upon Sublandlord’s demand); and, provided further, in the event that any non-monetary obligation hereunder is not reasonably susceptible to cure within thirty (30) days, then Subtenant shall have such additional time not to exceed one hundred eighty (180) days to complete such cure as is reasonably necessary under the circumstances in question so long as Subtenant commences such efforts to cure as soon as is reasonably practical and thereafter diligently prosecutes such efforts to completion;

(b) If Subtenant shall not, or shall be unable to, or shall admit in writing Subtenant’s inability to, as to any obligation, pay Subtenant’s debts as they become due; or if Subtenant shall commence or institute any case, proceeding or other action (i) seeking relief on Subtenant’s behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Subtenant or Subtenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or if Subtenant shall make a general assignment for the benefit of creditors; or if any case, proceeding or other action shall be commenced or instituted against Subtenant (A) seeking to have an order for relief entered against Subtenant as debtor or to adjudicate Subtenant bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Subtenant or Subtenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for Subtenant or for all or any substantial part of Subtenant’s property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Subtenant which appointment is not vacated or effectively stayed within sixty (60) days; or

(c) Subtenant’s failure to discharge a lien placed against the Subleased Premises or the Building within twenty (20) days after such lien or encumbrance shall have been filed; or

(d) In the event of any breach or default by either Sublandlord or Subtenant hereunder, the other party agrees to use its reasonable efforts in good faith to attempt to mitigate its damages; provided, however, that Sublandlord and Subtenant hereby acknowledge and agree that Sublandlord shall have no obligation hereby or hereunder to in fact re-let or re-lease all or any portion of the Subleased Premises, or to do so in lieu of or prior to the leasing by Sublandlord of any other available space in the Premises in the event of a default or breach by Subtenant; and, provided further, that Sublandlord and Subtenant hereby further acknowledge and agree that neither party shall have the obligation hereby to in fact exercise any self-help remedy available to them under this Sublease or under applicable law.

Section 20. Remedies. Upon the occurrence of any Event of Default by Subtenant, Sublandlord, in addition to any and all other rights it may have at law or in equity, shall have the option of pursuing any one or more of the rights and remedies available to the Master Landlord pursuant to Paragraph 16 of the Master Lease and all of such rights and remedies available to the Master Landlord under Paragraph 16 of the Master Lease are hereby incorporated herein and shall benefit and be available to Sublandlord to the same extent as available and applicable to the Master Landlord thereunder and shall be enforceable against Subtenant by Sublandlord to the same extent as enforceable by the Master Landlord against Sublandlord thereunder.

Section 21. Covenant of Quiet Enjoyment. Sublandlord represents that the Master Lease is in full force and effect, that there are no defaults on Sublandlord’s part under it and that there are no defaults by the Master Landlord under it as of the Commencement Date of this Sublease. Subject to this Sublease terminating as provided herein, Sublandlord represents that, if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant shall have and enjoy throughout the term of this Sublease the quiet and undisturbed possession of the Subleased Premises, subject to the terms of this Sublease and the Master Lease.

Section 22. Termination of Master Lease. If the Master Lease shall expire or terminate during the Term for any reason other than condemnation or destruction by fire or other casualty, or if Sublandlord shall surrender the Master Lease to the Master Landlord during the Term, even though such is a breach of Sublandlord’s obligations hereunder, the Master Landlord may elect, in its sole discretion, upon written notice to Sublandlord and Subtenant, to continue the Sublease as a direct lease between the Master Landlord and Subtenant. In such event, Subtenant shall attorn to the Master Landlord and the Master Landlord and Subtenant shall enter into a new lease on the Master Landlord’s then current form of lease. The provisions of this Section 22 are required by the provisions of Paragraph 10(h) of the Master Lease.

Section 23. Entry. Sublandlord and the Master Landlord, to the extent permitted by the Master Lease, and their respective agents and employees may enter the Subleased Premises from time to time during the Term at reasonable hours to inspect the Subleased Premises and the FF&E to see that Subtenant is complying with all of its obligations hereunder, to supply janitorial and other services, and to make repairs, maintenance, improvements, alterations or additions which Sublandlord or the Master Landlord deems necessary for the safety, preservation or improvement of the Building or to make repairs or modifications to any adjoining space. In addition, Sublandlord, the Master Landlord and their agents and employees may enter the Subleased Premises at reasonable hours to show the Subleased Premises to any prospective mortgagee or purchaser. Subtenant shall furnish Sublandlord and the Master Landlord with a current set of keys to unlock all doors within the Subleased Premises on a continuing basis. Sublandlord shall use commercially reasonable efforts not to interfere with Subtenant’s business operations while the Master Landlord or Sublandlord is in the Subleased Premises.

Section 24. Insurance.

(a) Sublandlord, at Sublandlord’s expense, shall carry and maintain, or cause to be carried and maintained, at all times during the Term, insurance covering the full replacement value of the FF&E subject to reasonable deductibles approved by Subtenant. Sublandlord agrees to file and prosecute all claims for damage or destruction to any of the FF&E and pay the deductibles with respect thereto and all insurance proceeds to Subtenant to enable Subtenant to obtain comparable replacement furniture, fixtures and equipment or repair same, as the case may be, in Subtenant’s reasonable discretion.

(b) Subtenant, at Subtenant’s expense, shall carry and maintain at all times during the Term of this Sublease the insurance required pursuant to Paragraphs 12(b), 12(c) and 12(d) of the Master Lease, provided that Subtenant shall not have the right to self-insure with respect to such insurance and provided further that such insurance shall only pertain to the Subleased Premises. Each of such policies shall provide that the insurer shall not cancel, fail to renew, diminish or materially modify such policies without giving Sublandlord, the Master Landlord and any mortgagees specified by Sublandlord or the Master Landlord at least thirty (30) days’ prior written notice thereof. Each of such policies shall also list Sublandlord and the Master Landlord as additional insureds thereunder. Subtenant shall promptly send to Sublandlord a copy of each notice sent to Subtenant by Subtenant’s insurers.

(c) Subtenant shall pay all premiums and charges for all of Subtenant’s policies and if Subtenant fails to make any payment when due or carry any such policy, Sublandlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Sublandlord with interest thereon (at the Default Rate) shall be repaid to Sublandlord by Subtenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute additional rent hereunder. Payment by Sublandlord of any such premium, or the carrying by Sublandlord of any such policy, shall not be deemed to waive or release the default of Subtenant with respect thereto.

(d) Subtenant may effect the coverage required under Section 24(b) under blanket insurance policies covering other properties of Subtenant, provided that (1) any such blanket insurance policy shall specify therein, or the insurer under such policy shall certify to Sublandlord, any material sublimits in such blanket policy applicable to the Subleased Premises, which sublimits shall not be less than the amounts required pursuant to Section 24(b); and (2) any such blanket insurance policy shall comply in all respects with the other provisions of Section 24(b).

Section 25. Waiver of Subrogation. Sublandlord and Subtenant hereby release the other and the Master Landlord from any and all liability or responsibility to the other or the Master Landlord or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party or the Master Landlord, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time. Subtenant agrees that it will include in its policy of insurance a clause or endorsement containing a waiver of subrogation as described in this Section 25. Sublandlord agrees to pay any additional premiums as provided in Paragraph 12(j) of the Master Lease to insure Master Landlord’s policies of insurance provide a waiver of subrogation against any tenant of space in the Building, including, but not limited to, Subtenant.

Section 26. Indemnity.

(a) To the furthest extent permitted by law, Sublandlord shall and does hereby indemnify and hold Subtenant harmless against all claims, costs, expenses (including, but not limited to, attorneys’ fees and expenses), actions, causes of action and loss (collectively, “Loss”), arising out of (i) damages to persons or property that occur anywhere in the Premises if caused by the negligence or willful misconduct of Sublandlord, its agents and employees, (ii) damages to persons or property that occur in the Premises (or arise out of actions taking place in the Premises), excluding the Subleased Premises, unless such damage is caused by the negligence or willful misconduct of Subtenant or its agents or employees; and (iii) any default under the Master Lease (not caused by Subtenant).

In addition to the foregoing, to the furthest extent permitted by law, Sublandlord shall and does hereby indemnify and hold Subtenant harmless against Loss arising as a result of the noncompliance of the Subleased Premises with any Laws, Rules or Regulations or terms and conditions of the Master Lease as of the Commencement Date.

(b) To the furthest extent permitted by law, Subtenant does hereby indemnify and save harmless Sublandlord and the Master Landlord against any Loss arising out of (i) damages to persons or property that occur anywhere in the Premises if caused by the negligence or willful misconduct of Subtenant, its agents or employees, (ii) damages to persons or property that occur in the Subleased Premises (or arise out of actions taking place in the Subleased Premises) unless such damage is caused by the negligence or willful misconduct of Sublandlord or the Master Landlord (as applicable) or their agents or employees, and (iii) any default under the Master Lease caused by Subtenant. The indemnities set forth hereinabove shall include the obligation to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorney’s fees.

(c) The indemnities contained herein do not override the waivers contained in Section 25 hereof and such waivers control.

(d) This Section 26 shall survive the expiration or earlier termination of this Sublease.

Section 27. Assignment and Subletting. Subtenant shall not assign any of its rights or obligations under this Sublease or sublet any portion of the Subleased Premises without the prior written consent of Sublandlord and the Master Landlord to the extent such consent is required pursuant to the Master Lease, which consent may be withheld by Sublandlord or the Master Landlord in their sole discretion.

Section 28. Condemnation. If the Master Landlord elects to terminate the Master Lease as a result of condemnation affecting the Premises pursuant to Paragraph 11 of the Master Lease, then this Sublease shall terminate as of the termination date of the Master Lease. In the event of a condemnation affecting the Premises which gives Sublandlord the right to terminate the Master Lease pursuant to Paragraph 11 of the Master Lease, Sublandlord shall have the right to terminate the Master Lease, in which event this Sublease shall terminate as of the termination date of the Master Lease. If this Sublease is not terminated pursuant to this Section 28, then the Rent and other charges hereunder shall be reduced to the same extent as the rent payable by Sublandlord to the Master Landlord pursuant to the Master Lease is reduced, to the extent the Subleased Premises is affected. Subtenant shall not share in any awards to the Master Landlord or Sublandlord as a result of any taking or condemnation of the Premises but Subtenant shall have the right to pursue a separate claim against the condemning authority for compensation for Subtenant’s removal and relocation costs.

Section 29. Casualty. If the Master Landlord elects to terminate the Master Lease as a result of fire or other casualty affecting the Building pursuant to Paragraph 13 of the Master Lease, then this Sublease shall terminate as of the termination date of the Master Lease. In the event of a fire or other casualty affecting the Building which gives Sublandlord the right to terminate the Master Lease pursuant to Paragraph 13 of the Master Lease, Sublandlord shall have the right to terminate the Master Lease, in which event this Sublease shall terminate as of the termination date of the Master Lease. If this Sublease is not terminated pursuant to this Section 29 and if Subtenant is not reasonably able to conduct its operations within some portion of the Subleased Premises, then the Rent and other charges hereunder shall be reduced to the same extent as the rent payable by Sublandlord to the Master Landlord pursuant to the Master Lease is reduced but only to the extent that the Subleased Premises is affected. In the event of a fire or other casualty affecting the Building, Sublandlord shall have no obligation to repair or restore any portion of the Building or the Subleased Premises, provided that Sublandlord shall cause the Master Landlord to repair or restore the Building or the Subleased Premises, to the extent required by the Master Landlord pursuant to the Master Lease.

Section 30. Brokers and Agents. Each party represents and warrants to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation, procurement or execution of this Sublease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature in connection herewith, and each party shall, and hereby agrees to, indemnify, defend and hold the other harmless from all costs (including, but not limited to, court costs, investigation costs, and attorneys’ fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Sublease which arise out of any agreement or dealings, or alleged agreement or dealings between such indemnifying party and any such agent or broker. Sublandlord and Subtenant each represent and warrant to the other than neither party has involved Carter & Associates in connection with this Sublease. This Section 30 shall survive the expiration or earlier termination of this Sublease.

Section 31. Surrender of Subleased Space and FF&E. Unless otherwise specifically provided in this Sublease, Subtenant will peaceably deliver to Sublandlord possession of the Subleased Premises in broom clean condition, together with all improvements, alterations upon or belonging to the same, by whomsoever made and the FF&E, in the same condition as received, or first installed, ordinary wear and tear, damage by condemnation, fire, earthquake, act of God, or the elements alone excepted at the expiration or sooner termination of this Sublease. Subtenant shall remove all furniture, equipment and computer and telephone cables owned by Subtenant (which does not include the FF&E), at Subtenant’s sole cost, and Subtenant shall promptly repair any damage to the Subleased Premises caused by such removal. Subtenant shall have no obligation to remove any improvements, cabling or other equipment from the Subleased Premises unless installed by Subtenant after the Commencement Date. Property not so removed shall be deemed abandoned by Subtenant, and title to the same shall thereupon pass to Sublandlord, and Sublandlord may either retain or remove same in its sole discretion. Any expense incurred by Sublandlord in removing or disposing of Subtenant’s property required under this Sublease to be removed, as well as the cost of repairing all damage to the Building or the Subleased Premises caused by such removal, shall be reimbursed to Sublandlord, by Subtenant, as Rent, upon demand. Subtenant’s obligations pursuant to this Section 31 shall survive the expiration or sooner termination of this Sublease.

Section 32. Holding Over. Subtenant shall, at the termination of this Sublease by lapse of time or otherwise, yield up immediate possession to Sublandlord with all repairs and maintenance required herein to be performed by Subtenant completed. Should Subtenant continue to hold the Subleased Premises and/or the FF&E after the expiration or earlier termination of this Sublease, or after reentry by Sublandlord without terminating this Sublease, such holding over, unless otherwise agreed to by Sublandlord in writing, shall constitute and be construed as a tenancy at sufferance and not a tenancy at will. Subtenant shall have no right to notice under Official Code of Georgia Annotated §44-7-7 of the termination of its tenancy. Subtenant shall pay monthly installments of Rent equal to one hundred twenty-five percent (125%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination for the first ninety (90) days of such holding over and one hundred fifty percent (150%) thereafter, and subject to all of the other terms, charges and expenses set forth herein. Subtenant shall also be liable to Sublandlord for all damage which Sublandlord suffers because of any holding over by Subtenant, and Subtenant shall indemnify Sublandlord against all claims made by any other tenant or prospective tenant against Sublandlord resulting from delay by Sublandlord in delivering possession of the Subleased Premises and/or the FF&E to such other tenant or prospective tenant. No holding over by Subtenant, whether with or without consent of Sublandlord shall operate to extend the Term except as otherwise expressly provided in a written agreement executed by both Sublandlord and Subtenant. The provisions of this Section 32 shall survive the expiration or earlier termination of this Sublease.

Section 33. Time of Essence. Time is of the essence of this Sublease.

Section 34. Master Landlord’s Consent. The Master Landlord’s written consent to this Sublease (given in accordance with the terms of Paragraph 10 of the Master Lease) is attached hereto as Exhibit G. Sublandlord represents and warrants to Subtenant that no consent to this Sublease is required from any mortgage lender holding a lien upon or security title to the Premises, Building or Project, or any part thereof, or if such consent is required, that it has been obtained.

Section 35. Severability. In the event any term, covenant, or condition of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this Sublease shall be valid and enforceable to the full extent permitted by law.

Section 36. Notices. Any notice by either Subtenant or Sublandlord to the other shall be valid only if in writing and shall be deemed to be duly given only if delivered personally, sent by registered or certified mail, return receipt requested, or sent by a nationally recognized, overnight courier service, next business day delivery, to the following addresses or to such other address for either party as that party may designate by notice to the other:

Sublandlord:	Wells Real Estate Funds, Inc.
6200 The Corners Parkway
Norcross, Georgia 30092-3365
Attention: Chief Financial Officer
Facsimile: (770) 243-8286

Copy to:	Wells Real Estate Funds, Inc.
6200 The Corners Parkway
Norcross, Georgia 30092-3365
Attention: Chief Legal Officer
Facsimile: (770) 243-8356

Subtenant:	Wells Real Estate Investment Trust, Inc.
6200 The Corners Parkway
Norcross, Georgia 30092-3365
Attention: Chief Executive Officer
Facsimile: (770) 243-8540

Copy to: Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street NE
Atlanta, GA 30303
Attention: Edward J. Hardin
Facsimile: (404) 525-2224

Notice shall be deemed given, if delivered personally, upon delivery thereof, if mailed, upon the third (3rd) day following the mailing thereof, and, if sent by overnight courier, upon the next Business Day following the deposit thereof.

Sublandlord hereby agrees to furnish copies of any notices applicable to this Sublease or the Subleased Premises or which constitute default notices under the Master Lease which are delivered by the Master Landlord to Sublandlord, as tenant under the Master Lease, to Subtenant within five (5) Business Days after receipt from Master Landlord.

Section 37. Estoppel Certificates. Subtenant and Sublandlord shall upon request from the other at any time and from time to time execute, acknowledge and deliver a written statement certifying to the requesting party, the Master Landlord (if requested), any prospective purchaser and their respective mortgagees or perspective mortgagees (if requested), any lender to Subtenant (if requested) and others reasonably requested as follows: (i) that this Sublease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (ii) that to the best of its knowledge there are no uncured defaults on the part of Sublandlord or Subtenant (or if any such default exists, the specific nature and extent thereof); (iii) the date to which any rents and other charges have been paid in advance, if any; and (iv) such other matters to the requested party’s knowledge as the requesting party may reasonably request. In the event that either party fails to comply with the provisions above, then such failure shall constitute a non-monetary breach or default under this Sublease as to which the defaulting party shall only be entitled to receive ten (10) days’ written notice and opportunity to cure.

Section 38. Heirs and Assigns. The provisions of this Sublease shall inure to the benefit of and be binding upon Sublandlord and Subtenant and their respective permitted successors, heirs, legal representatives, and assigns.

Section 39. Entire Agreement. This Sublease, including all exhibits hereto, contains the entire agreement of Sublandlord and Subtenant with respect to the Subleased Premises and no representations, inducements, promises, or agreements, oral or otherwise, between Sublandlord and Subtenant not embodied herein shall be of any force or effect.

Section 40. Modification. Sublandlord shall have the right at any time and from time to time to amend unilaterally the provisions of this Sublease if Sublandlord is advised by its counsel that all or any portion of the Rent paid by Subtenant to Sublandlord hereunder is, or may deemed to be, unrelated business taxable income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Subtenant agrees that it will execute all documents reasonably necessary to effect any such amendment, provided that no such amendment shall increase Subtenant’s payment obligations or other liability under this Sublease or reduce Sublandlord’s obligations hereunder. Except a set forth above, this Sublease may not be amended other than by a writing executed by both of the parties hereto.

Section 41. Compliance. Subtenant agrees to comply with subdivision regulations, protective covenants, or other restrictions of record that are applicable to the Building or the park in which the Building is located as of the Commencement Date, provided the same are supplied to Subtenant as of the date of this Sublease. Sublandlord acknowledges that Subtenant’s occupation of the Subleased Premises in accordance with the terms and conditions of this Sublease will not violate any such subdivision regulations, protective covenants, or other restrictions of record.

Section 42. Authority. Sublandlord and Subtenant represent and warrant that each has the full right and authority to enter into this Sublease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Sublease.

Section 43. Relationship of the Parties. This Sublease shall in no way create the relationship of partner or joint venturer between Sublandlord and Subtenant or any other relationship other than that of landlord and tenant. No estate shall pass out of Sublandlord pursuant to this Sublease. Subtenant has only a usufruct, not subject to levy and sale, and not assignable by Subtenant except by Sublandlord’s and the Master Landlord’s consent as specifically provided herein.

Section 44. Captions; References. The captions and paragraph numbers appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, construe, or otherwise affect this Sublease. The use of the terms “hereof,” “hereunder,” “herein,” and like terms shall refer to this Sublease as a whole except where noted otherwise. The necessary grammatical changes required to express applicable gender or number shall be assumed in each case to be fully expressed.

Section 45. Governing Law. This Sublease will be governed by and in all respects construed in accordance with the laws of the State of Georgia. Any action brought to enforce or interpret this Sublease shall be brought in the court of appropriate jurisdiction in Gwinnett County, Georgia.

Section 46. Attorneys’ Fees. Except where otherwise specifically provided in this Sublease, Sublandlord and Subtenant agree to pay attorneys’ fees and expenses the other party incurs in enforcing any of the obligations of the other party under this Sublease to the extent such party prevails, and Subtenant agrees to pay all attorneys’ fees and expenses Sublandlord incurs in any litigation or negotiation in which Sublandlord shall, without its fault, become involved through or on account of this Sublease.

Section 47. Memorandum of Sublease. Subtenant shall have no right to record this Sublease or a short form or memorandum of this Sublease.

Section 48. Execution. This Sublease may be executed in multiple counterparts, each of which shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly signed, sealed, and delivered this Sublease as of the date first above written.

SUBLANDLORD:

WELLS REAL ESTATE FUNDS, INC.,
a Georgia corporation

By:	/s/ Leo F. Wells, III
Name:	Leo F. Wells, III
Title:	President

[CORPORATE SEAL]

SUBTENANT:

WRT ACQUISITION COMPANY, LLC,
a Georgia limited liability company

By:	Wells Real Estate Investment Trust, Inc.
Its:	Sole Member

By:	/s/ Donald A. Miller
Name:	Donald A. Miller, CFA
Title:	Chief Executive Officer and President

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